EXHIBIT 10.1

THIRD AMENDMENT TO
JOINT VENTURE AGREEMENT

THIS THIRD AMENDMENT TO JOINT VENTURE AGREEMENT (the “Third Amendment”) is made and entered into effective as of November 22, 2006, by and between SEMO Milling, LLC, a Missouri limited liability company (“SEMO”), and Ethanex Energy North America, Inc., a Delaware corporation (“Ethanex”).

RECITALS

WHEREAS, Ethanex and SEMO signed a non-binding letter of intent dated July 3, 2006, as subsequently amended, regarding the establishment of a joint venture company to develop, commercialize and exploit certain technology of SEMO in connection with the production, distribution and sale of ethanol and ethanol-related products and corn and corn-based products from SEMO’s Cape Girardeau, Missouri facility;

WHEREAS, Ethanex and SEMO entered into a Joint Venture Agreement dated August 4, 2006, as amended by the parties as of August 30, 2006 (the “JV Agreement”) for the formation, organization, management and operation of a joint venture company known as Ethanex at SEMO Port, LLC; and

WHEREAS, Ethanex and SEMO desire to further amend the JV Agreement as set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the above Recitals, which are incorporated herein by reference, and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ethanex and SEMO agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the JV Agreement.

2. Amendments to Joint Venture Agreement. Ethanex and SEMO agree and confirm that the JV Agreement shall be amended as follows:

(a) Section 1.9, Definitions and Interpretation, “Effective Date”, of the JV Agreement is hereby deleted in its entirety and the revised Section 1.9, Definitions and Interpretation, “Effective Date”, shall read in full as follows:

“Effective Date” means December 8, 2006.

3. Effect. The Parties acknowledge and agree that, except as amended herein, the JV Agreement is in full force and effect and is hereby ratified and confirmed.

4. Governing Law. The validity, performance, construction and effect of this Amendment shall be governed by the laws of the State of Missouri, without regard to conflict of law principles.

5. Counterparts. This Third Amendment (i) may be executed by facsimile signatures and in several counterparts, and each counterpart when so executed and delivered shall constitute an original of this Third Amendment, and all such separate counterparts shall constitute but one and the same Third Amendment and (ii) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings related to such subject matter.

IN WITNESS WHEREOF, this Third Amendment to Joint Venture Agreement has been executed as of the date first set forth above.

SEMO:
SEMO MILLING, LLC, a Missouri limited liability company

By:	/s/ Kenneth E. DeLine
Name: Kenneth E. DeLine
Title: Manager

ETHANEX:
ETHANEX ENERGY NORTH AMERICA, INC., a Delaware corporation

By:	/s/ Bryan Sherbacow
Name: Bryan Sherbacow
Title: President & CEO